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EXHIBIT 21

The Company's only active subsidiaries are each either wholly owned or majority owned and are included in the consolidated financial statements of the Company. Their jurisdictions of incorporation are as follows:

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Name of Subsidiary                                       Jurisdiction of Incorporation
Computer Horizons E-Solutions (Europe) Limited           England and Wales
Computer Horizons (Canada) Corp. / Corporation
     Computer Horizons Canada                            Toronto, Canada
Horizons Technologies, Inc.                              Delaware
Strategic Outsourcing Services, Inc.                     Delaware
CHC/Prince Co., Inc.                                     New Jersey
G. Triad Development Corp.                               New Jersey
Integrated Computer Management, Inc.                     New Jersey
CHIMES, Inc.                                             Delaware
eB Networks, Inc.                                        Delaware
CG Computer Services Corp.                               California
Horizon Enterprises, Inc.                                Delaware
Spargo Holdings, Inc.                                    Delaware
Spargo Holdings II, Inc.                                 Delaware
Chimes (UK) Limited                                      England and Wales
Chimes B.V                                               Netherlands
Chimes Servicing Corp.                                   Delaware
CHC Healthcare Solutions, LLC                            Delaware
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